SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

                         October 31, 1996
                          (Date of Report)

                  DEBBIE REYNOLDS HOTEL & CASINO, INC.
          (Exact Name of Registrantas Specified in its charter)

                                 NEVADA
              (State or other jurisdiction of incorporation)

           0-18864                             88-0335924
   (Commission File Number)       (IRS Employer Identification Number)

           305 Convention Center Drive, Las Vegas, Nevada  89109
        (Address of principal executive offices including zip code)

                             (702)  734-0711
             (Registrant's telephone number including area code)

                                  N/A
        (Former name or former address, if changed since last report)

Item 5. Other Events

Debbie Reynolds Hotel & Casino, Inc.,(DRHC), announces today that its has entered into a definitive agreement with ILX Incorporated, (Nasdaq:ILEX), an Arizona Corporation, whereby ILX will aquire the renown Debbie Reynolds Hotel & Casino in Las Vegas, Nevada. The purchase price of $16,800,000 includes 3,750,000 registered shares of ILX common stock valued for the purpose of the transaction at $2.00 per share, as well as $4,200,000 in cash and $5,100,000 in assumption of mortgage indebtedness. The transaction is scheduled to close following approval by the shareholders of Debbie Reynolds Hotel & Casino, Inc., a standard due diligence investigation by ILX, and satisfaction of various other conditions, which are estimated to be completed early in the first quarter of 1997.

The Debbie Reynolds Hotel & Casino consists of 193 rooms in a twelve story structure situated over six acres. The property is located at 305 Convention Center Drive, just one half block from "the strip" and one half block from the Las Vegas Convention Center. Hotel amenities include the Debbie Reynolds Hollywood Movie Museum, Debbie's Star Theater, space for a planned full-service casino, food and beverage facilities, a pool area. Forty-three of the hotel rooms have recently been renovated and established as timeshare units.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                             DEBBIE REYNOLDS HOTEL & CASINO, INC.


Date:  October 31, 1996      /S/TODD FISHER________
                             Todd Fisher, President